                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 4, 2000
                Date of Report (Date of earliest event reported)


                                 TIMELINE, INC.
                (Name of Registrant as Specified in its Charter)


       STATE OF WASHINGTON            1-13524                   91-1590734
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
        of Incorporation)                                 Identification Number)


                        3055 112TH AVENUE N.E., SUITE 106
                           BELLEVUE, WASHINGTON 98004
                    (Address of Principal Executive Offices)


                                 (425) 822-3140
                               (Telephone Number)

ITEM 2.  ACQUISITION OF ASSETS

On December 4, 2000, Timeline, Inc. successfully closed its acquisition of WorkWise(R) Software, Inc., a Delaware corporation, in exchange for 250,000 shares of Timeline common stock. The transaction was effected by purchasing all of the outstanding shares of stock in WorkWise, held by Oralis.com, Inc., a private company, and as a result of the transaction, WorkWise became a wholly-owned subsidiary of Timeline. In conjunction with the acquisition, Timeline agreed to distribute 25,000 of the 250,000 shares of its common stock directly to certain WorkWise employees who agreed to accept employment with Timeline. The consideration paid for the acquisition was based on the fair value of WorkWise, as determined by Timeline's Board of Directors.

WorkWise is a developer of software applications and owns the rights to the software products Business Alerts(TM) and Data Agent Server(TM). Business Alerts(TM) consists of a software program that monitors data base fields for change. When a change is detected, a notice is sent out to the named party. Data Agent Server(TM) operates in a similar manner except that a change in a monitored data base field can trigger the software programs to be instituted. Additionally, WorkWise owns the trademarks of Business Alerts(TM), Data Agent Server(TM) and WorkWise(R). WorkWise currently licenses its software products and applications through OEM partners and direct sales channels. Timeline expects to continue to license the WorkWise products on a stand-alone basis, as well as bundled with one or more of Timeline's products. As a result of the acquisition, Timeline hired four employees of WorkWise.

Under the stock purchase agreement, Timeline has agreed to file a registration statement with the SEC to register the 225,000 shares issued to Oralis.com, and to use its best efforts for the registration statement to be effective within six months after closing.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.


         (b)      Pro Forma Financial Information.


         (c)      Exhibits.

                  Number            Description
                  ------            -----------
                  99.1*        Stock Purchase Agreement, dated as of December 1, 2000,
                               by and among Timeline, Inc. and Oralis.com, Inc.

                  99.2*        Company press release dated December 1, 2000:  "Timeline
                               Acquires WorkWise Software, Inc. in Stock Transaction"

                  * Incorporated by reference from the Company's Form 8-K filed December 18, 2000

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, dated as of February 16, 2001.

                                            TIMELINE, INC.



                                            By: /s/ Charles R. Osenbaugh
                                                --------------------------------
                                                     Charles R. Osenbaugh
                                                     Chief Executive Officer

WORKWISE SOFTWARE, INC.

Financial Statements
As of December 31, 1999
Together with Report of Independent Public Accountants



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Timeline, Inc.:

We have audited the accompanying balance sheet of WorkWise Software, Inc. (a Washington corporation) as of December 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WorkWise Software, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen LLP

Seattle, Washington
January 19, 2001

WORKWISE SOFTWARE, INC.


Balance Sheet -- As of December 31, 1999

                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                            $        --
   Accounts receivable, net of allowance of $29,900                                          54,165
   Prepaid expenses and other                                                                11,532
                                                                                        -----------
                  Total current assets                                                       65,697

PROPERTY AND EQUIPMENT, net                                                                  91,777
                                                                                        -----------
                  Total assets                                                          $   157,474
                                                                                        ===========

                   LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
                      PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                                     $   178,992
   Accrued compensation                                                                     276,586
   Accrued liabilities                                                                      154,278
   Deferred revenue                                                                         246,101
   Notes payable                                                                            913,853
   Due to stockholders                                                                      130,080
                                                                                        -----------
                  Total current liabilities                                               1,899,890

COMMITMENTS AND CONTINGENCIES (Note 6)

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:
   Series B preferred stock; $0.001 par value; 2,100,000 shares authorized;
     1,568,620 issued and outstanding; $720,000 liquidation preference                      706,766
   Series C preferred stock; $0.001 par value; 1,500,000 shares authorized;
     1,584,613 issued and outstanding; $871,546 liquidation preference                      837,779
                                                                                        -----------
                                                                                          1,544,545

STOCKHOLDERS' DEFICIT:
   Series A preferred stock; $0.001 par value; 3,766,660 shares authorized;
     3,766,660 issued and outstanding                                                         3,767
   Common stock $0.001 par value; 10,000,000 shares authorized; 4,388,480
     issued and outstanding                                                                   4,388
   Deferred compensation                                                                    (10,623)
   Additional paid-in capital                                                             1,323,773
   Accumulated deficit                                                                   (4,608,266)
                                                                                        -----------
                  Total stockholders' deficit                                            (3,286,961)
                                                                                        -----------
                  Total liabilities, mandatorily redeemable convertible preferred
                     stock and stockholders' deficit                                    $   157,474
                                                                                        ===========



       The accompanying notes are an integral part of this balance sheet.

WORKWISE SOFTWARE, INC.


Statement of Operations
For the Year Ended December 31, 1999

REVENUES                                         $   819,531

                                                 -----------

OPERATING EXPENSES:
   Research and development                          843,604
   General and administrative                        525,604
   Sales, marketing and customer support             595,332

                                                 -----------
                  Loss from operations            (1,145,009)

                                                 -----------

OTHER INCOME (EXPENSE):
   Interest expense                                  (25,910)
   Other income                                        4,926

                                                 -----------
                                                     (20,984)

                                                 -----------
                  Net loss                       $(1,165,993)
                                                 ===========



         The accompanying notes are an integral part of this statement.

WORKWISE SOFTWARE, INC.


Statement of Stockholders' Deficit
For the Year Ended December 31, 1999


                                     Series A
                                  Preferred Stock         Common Stock       Additional
                               -------------------    -------------------     Paid-In      Deferred    Accumulated
                                Shares      Amount      Shares     Amount     Capital    Compensation    Deficit            Total
                               ---------    ------    ---------    ------    ----------  -----------   ------------     ------------
BALANCES, December 31, 1998    3,766,660    $3,767    4,388,480    $4,388    $1,310,561    $(17,329)    $(3,432,941)    $(2,131,554)


   Preferred stock accretion          --        --           --        --            --          --          (9,332)         (9,332)

   Issuance of Warrant                --        --           --        --        10,864          --              --          10,864

   Deferred compensation              --        --           --        --         2,348      (2,348)             --              --

   Amortization of deferred
     compensation                     --        --           --        --            --       9,054              --           9,054

   Net loss                           --        --           --        --            --          --      (1,165,993)     (1,165,993)
                               ---------    ------    ---------    ------    ----------    --------     -----------     -----------
BALANCES, December 31, 1999    3,766,660    $3,767    4,338,480    $4,388    $1,323,773    $(10,623)    $(4,608,266)    $(3,286,961)
                               =========    ======    =========    ======    ==========    ========     ===========     ===========



         The accompanying notes are an integral part of this statement.

WORKWISE SOFTWARE, INC.


Statement of Cash Flows
For the Year Ended December 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                 $(1,165,993)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Amortization and depreciation                                               48,954
     Amortization on deferred compensation                                        9,054
     Valuation of warrant issued                                                 10,864
     Changes in operating assets and liabilities:
       Accounts receivable, net                                                  96,000
       Prepaid expenses and other                                                 5,570
       Accounts payable                                                          30,510
       Accrued compensation and liabilities                                      87,352
       Deferred revenue                                                         243,851
                                                                            -----------
                  Net cash used in operating activities                        (633,838)
                                                                            -----------
CASH FLOWS FROM INVESTING ACTIVITY:
   Purchases of fixed assets                                                    (39,180)
                                                                            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments on line of credit, net                                           (125,000)
   Proceeds from issuance of notes payable                                      640,857
   Repayment of notes payable                                                   (68,372)
   Proceeds from sale of Series C preferred stock, net of issuance costs         97,811
   Advances from stockholders, net                                                1,000
                                                                            -----------
                  Net cash provided by financing activities                     546,296
                                                                            -----------
                  Net decrease in cash and cash equivalents                    (126,722)

CASH AND CASH EQUIVALENTS, beginning of year                                    126,722
                                                                            -----------
CASH AND CASH EQUIVALENTS, end of year                                      $        --
                                                                            ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Accretion of Series B and C preferred stock                              $     9,332
                                                                            ===========
   Interest paid                                                            $     5,850
                                                                            ===========



         The accompanying notes are an integral part of this statement.

WORKWISE SOFTWARE, INC.


Notes to Financial Statements
December 31, 1999



1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

WorkWise Software, Inc. (the Company or WorkWise) was incorporated on October 5, 1992, and is engaged in the development of software which streamlines key business activities for greater efficiency in the workplace.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash on hand and deposits in bank. The Company considers all highly liquid debt investments with a maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization of property and equipment is provided using the straight-line method over their estimated useful lives ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or the lease term. Additions and improvements that increase the value or extend the life of an asset are capitalized. Maintenance and repairs necessary to maintain equipment in operating condition are expensed as incurred. Disposals are removed at cost less accumulated depreciation and any gain or loss from disposition is reflected in the statement of operations.

RESEARCH AND DEVELOPMENT

Costs related to research, design and development of computer software are charged to product development expense as incurred. Technological feasibility is not generally established until substantially all development is complete. The capitalizable costs of internally developed software to date have not been material.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with Statement of Position 97-2, "Software Revenue Recognition," issued by the American Institute of Certified Public Accountants. Revenue from the license of software to end users, distributors and resellers is generally recognized when the related products are shipped, provided that there are no remaining significant vendor obligations and collection of the remaining receivable is deemed probable.

Revenues from consulting are recognized as services are performed. Revenues from maintenance contracts are recognized ratably over the terms of the agreement. Revenues from royalties are recognized as earned.

Deferred revenue represents amounts received but not earned as the related recognition criteria above had not been met as of December 31, 1999.

CONCENTRATIONS OF CREDIT RISK

Revenue from four customers accounted for approximately 70% of revenues during 1999. The total receivable from these customers was $33,000 at December 31, 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain financial statement instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable, recorded amounts approximate fair value.

INCOME TAXES

The Company follows the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.     PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1999:

Computer hardware                                                          $ 91,776
Computer software                                                            24,272
Furniture and fixtures                                                       48,539
Leasehold improvements                                                        6,635
                                                                           --------
                                                                            171,222

Less - accumulated depreciation and amortization                            (79,445)
                                                                           --------
                                                                           $ 91,777
                                                                           ========

Depreciation expense for the year ended December 31, 1999 was $48,954.

3.     NOTES PAYABLE

Notes payable consisted of the following at December 31, 1999:

Note payable to Imperial Bank, interest at prime rate plus 2 percentage
   points, due on demand.  All of the company's assets serve as collateral for this note     $ 65,000

Notes payable to various investors, interest at prime rate per annum, due on demand           842,081

Note payable to System Software, Inc., a related party                                          6,772
                                                                                             --------
                                                                                             $913,853
                                                                                             ========

The note to Imperial Bank was due in October 1999. This note contains certain covenants which the Company must meet on a periodic basis. These covenants include minimum tangible net worth and minimum equity investment requirements. The Company was not in compliance with these covenants at December 31, 1999. The Imperial Bank note was paid in conjunction with the sale of assets to Oralis.com Inc.

4.     DUE TO STOCKHOLDERS

The amount due to stockholders represents advances from stockholders. The amount bears interest at 10% per annum and will be due and payable when the Company receives additional financing or has adequate cash flow.

5.     INCOME TAXES

The Company did not record an income tax benefit for the period presented because it has determined that the net deferred tax assets do not meet the criteria for recognition under SFAS 109. The Company's total tax net operating loss carryforward was approximately $3.8 million at December 31, 1999 and expires through 2019. The significant components of deferred tax assets were as follows at December 31, 1999:

Net operating loss carryforward                $ 1,292,000
Other reserves and accruals                        304,871
                                               -----------
Deferred tax asset                               1,596,871
Deferred tax asset valuation allowance          (1,596,871)
                                               -----------
Net deferred tax assets                        $        --
                                               ===========

The valuation allowance on deferred tax assets increased by $521,562 during 1999. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited in the event of a cumulative change in ownership of more than 50%.

6.     COMMITMENT AND CONTINGENCIES

The Company subleases office space in Seattle, Washington from System I Software, Inc., a company under common control, under an operating lease that expires in April 2002. At December 31, 1999, the future rental payments due under this lease were as follows:

         2000                     $ 165,756
         2001                       165,756
         2002                        55,252
                                  ---------
                                  $ 386,764
                                  =========

Rent expense was $123,767 for the year ended December 31, 1999.

7.     STOCKHOLDERS' EQUITY

As of December 31, 1999, the Company was authorized to issue a total of 35,000,000 shares, which consisted of 10,000,000 shares of common stock with a par value of $.001 per share and 25,000,000 shares of preferred stock with a par value of $.001 per share.

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

                            SERIES B PREFERRED STOCK

The Series B redeemable and convertible preferred stock was issued in November 1997. The stockholders have a liquidation preference of $0.459 per share, upon dissolution of the Company. Holders of these preferred shares are entitled to receive a $0.0367 non-cumulative dividend per share. Each preferred share has voting rights equivalent to one share of common stock. On September 30, 2004, the Company shall redeem all of the then outstanding shares at the Series B liquidation preference amount. Each share of Series B preferred stock may be converted into one share of common stock subject to adjustment in certain instances, at any time prior to the respective redemption dates, at the option of the stockholder or will automatically convert to common stock immediately prior to the first registered, underwritten public offering of shares of common stock by the Company of not less than $50 million in aggregate proceeds or upon vote of holders of 50% of preferred voting as a single class.

                            SERIES C PREFERRED STOCK

The Series C redeemable and convertible preferred stock was issued in April and November 1998 and October 1999. The stockholders have a liquidation preference of $0.55 per share, upon dissolution of the Company. Holders of these preferred shares are entitled to receive a $0.044 non-cumulative dividend per share. Each preferred share has voting rights equivalent to one share of common stock. On February 28, 2005, the Company shall redeem all of the then outstanding shares at the Series C liquidation preference amount. Each share of Series C preferred stock may be converted into one share of common stock subject to adjustment in certain instances, at any time prior to the respective redemption dates, at the option of the stockholder or will automatically convert to common stock immediately prior to the first registered, underwritten public offering of shares of common stock by the Company of not less than $50 million in aggregate proceeds or upon vote of holders of 50% of preferred voting as a single class.

The historical share information regarding the Company's preferred stock activity is as follows:

                                     Series A           Series B          Series C
                                     --------           --------          --------
Balance at January 1, 1999           3,766,660         1,568,620         1,406,790

Issuance of preferred stock                 --                --           177,823
                                     ---------         ---------         ---------
Balance at December 31, 1999         3,766,660         1,568,620         1,584,613
                                     =========         =========         =========

Future aggregate redemption requirements for Series B and C mandatorily redeemable preferred stock are as follows:

                               FOR THE YEARS ENDED

                   2004                            $  720,000
                   2005                               871,546
                                                   ----------
                                                   $ 1,591,546
                                                   ===========

CAPITAL STOCK

                                  COMMON STOCK

On January 29, 1999, the Board of Directors approved a ten-for-one stock split of the Company's common and preferred stock. All references in these financial statements referring to shares, share prices and other share information have been retroactively adjusted for the stock split.

                            SERIES A PREFERRED STOCK

The Series A preferred stock is non-redeemable, convertible and was issued in 1996. The stockholders have a liquidation preference of the pro-rata of the Company's assets available for distribution after payment to the holders of Series B and C preferred stock. Holders of these preferred shares are entitled to receive non-cumulative dividends as determined by the Board of Directors. Each preferred share has voting rights equivalent to one share of common stock. Each share of Series A preferred stock may be converted into one share of common stock subject to adjustment in certain instances, at any time prior to the respective redemption dates, at the option of the stockholder or will automatically convert to common stock immediately prior to the first registered, underwritten public offering of shares of common stock by the Company of not less than $50 million in aggregate proceeds or upon vote of holders of 50% of preferred voting as a single class.

                                STOCK OPTION PLAN

In 1997, the Board of Directors approved the 1997 Stock Option Plan and in 1999 the Board of Directors approved the 1999 Stock Option Plan (collectively, "the Plan"). The Plan provides for the issuance of incentive and nonqualified stock options to all employees of the Company. The plan authorizes the issuance of options to purchase up to an aggregate of 2,250,000 shares of common stock, with vesting periods of four years and maximum option terms of 10 years. As of December 31, 1999, options to purchase 814,374 shares are available for issue.

Under the Plan, either incentive or nonqualified options to purchase the Company's common stock may be granted to full-time employees and consultants at prices determined by the Board of Directors. Options granted under the Plan typically vest over four years and have terms of up to 10 years from the date of grant. All vested options must be exercised within three months of termination of employment.

The Company applies the accounting provisions prescribed in APB No. 25 and related interpretations. In certain instances, the Company has issued stock options with an exercise price less than the fair value of the Company's common stock at the date of grant. The grant date intrinsic value of these grants through December 31, 1999 was $34,021. This amount is being recognized as expense over the vesting period of the options. The Company recognized $9,445 of compensation expense related to these options in 1999.

The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation expense been recognized based on the fair value of the options at the date of grant and recognized over the vesting period, the Company's net loss would have been increased to $1,176,285 for the year ended December 31, 1999.

The fair value of option grants is calculated on the date of grant using the fair value method prescribed by SFAS 123 for private companies, which does not consider volatility. The Company used the following assumptions in this calculation: expected life of five years, risk-free interest rate of 6.0%, and no dividend yield. The weighted-average grant date fair value of options granted during the year ended December 31, 1999, was $.02.

The following table summarizes stock option activity for 1999:

                                                            Weighted Average
                                                Shares       Exercise Price
                                                ------       --------------
Options outstanding, January 1, 1999          1,581,570          $0.02
    Options granted                             224,500          $0.05
    Options canceled                           (370,444)         $0.05
    Options exercised                                --
                                              ---------
Outstanding at December 31, 1999              1,435,626          $0.03
                                              =========

The following summarizes information about stock options outstanding at December 31, 1999:

                                                  Weighted
                                                  Average
                                                 Remaining                           Weighted
                                                Contractual                           Average
                            Number of               Life            Number           Exercise
                             Options             (in years)       Exercisable         Prices
------------------          ---------           ----------        -----------        --------
 Exercise prices
      $0.001                  435,000                4.1            435,000           $0.001
      $0.010                  593,166                7.3            302,050           $0.010
      $0.025                   17,500                9.0             17,500           $0.025
      $0.055                  389,960                8.7            209,340           $0.055
                            ---------                               -------
                            1,435,626                               963,890
                            =========                               =======

8.     RELATED PARTY TRANSACTIONS

The Company entered into an exclusive license agreement with System I Software, Inc. (System I), a company under common control. The agreement allows System I to compile, reproduce, modify, adapt and incorporate the Company's product into other products developed by System I. During the year ended December 31, 1999, the Company received royalties and maintenance revenues under this agreement in the amount of $116,250.

9.     SUBSEQUENT EVENTS

In March 2000, the Company entered into a lock-up agreement with Oralis.com Inc. (Oralis). Under the terms of this agreement, the Company received $50,000 in exchange for refraining from any discussions with third parties regarding the sale of the Company's assets.

In May 2000, the Company entered into an agreement with Oralis. Under the terms of this agreement, Oralis purchased substantially all of the assets of the Company. Purchase consideration consisted of 577,676 shares of Oralis common stock, $373,513 in cash, and the assumption of certain liabilities. The $50,000 lock-up payment was treated as a component of the cash portion of the purchase consideration. In connection with the agreement, Oralis entered into employment agreements with certain key employees of the Company.

WORKWISE SOFTWARE, INC.

Financial Statements
As of September 30, 2000


WORKWISE SOFTWARE, INC.


Balance Sheet -- As of September 30, 2000 (unaudited)



                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                                                    $      --
   Accounts receivable                                                                                             25,616
                                                                                                                ---------
                  Total current assets                                                                             25,616

PROPERTY AND EQUIPMENT, net                                                                                        35,363
                                                                                                                ---------
                  Total assets                                                                                  $  60,979
                                                                                                                =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                                                             $   8,725
   Accrued liabilities                                                                                              3,655
   Deferred revenue                                                                                                18,708
   Due to stockholders                                                                                            137,080
                                                                                                                ---------
                  Total current liabilities                                                                       168,168

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
   Common stock, no par value; 1,000 shares authorized; 100 issued and outstanding; and additional paid-in
     capital                                                                                                       32,112
   Accumulated deficit                                                                                           (139,301)
                                                                                                                ---------
                  Total stockholders' deficit                                                                    (107,189)
                                                                                                                ---------
                  Total liabilities and stockholders' deficit                                                   $  60,979
                                                                                                                =========


       The accompanying notes are an integral part of this balance sheet.

WORKWISE SOFTWARE, INC.


Adjusted Statement of Operations
For the Nine Months Ended September 30, 2000 and 1999 (unaudited)



                                                               Adjusted
                                                 1999            2000
                                              ---------       ---------
REVENUES                                      $ 789,090       $ 467,672
                                              ---------       ---------

OPERATING EXPENSES:
   Research and development                     718,186         414,028
   General and administrative                   391,644         115,417
   Sales, marketing and customer support        509,386         117,749
                                              ---------       ---------
                  Loss from operations         (830,126)       (179,522)
                                              ---------       ---------

OTHER INCOME (EXPENSE):
   Interest expense                             (18,221)        (11,997)
   Other (expense) income                           (77)         16,284
                                              ---------       ---------
                                                (18,298)          4,287
                                              ---------       ---------
                  Net loss                    $(848,424)      $(175,235)
                                              =========       =========


         The accompanying notes are an integral part of this statement.

WORKWISE SOFTWARE, INC.


Adjusted Statement of Cash Flows
For the Nine Months Ended September 30, 2000 and 1999 (unaudited)



                                                                                                  Adjusted
                                                                                    1999            2000
                                                                                 ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $(848,424)      $(175,235)
   Adjustments to reconcile net loss to net cash (used in) provided by operating activities
       Depreciation                                                                 41,023           8,412
       Amortization on deferred compensation                                         6,791           3,773
       Changes in operating assets and liabilities:
         Accounts receivable                                                        (9,271)         28,549
         Inventory                                                                  (3,489)          3,301
         Prepaid expenses and other                                                  6,619           8,231
         Accounts payable                                                          119,206         171,523
         Accrued liabilities                                                        21,658          12,389
         Deferred income                                                            70,397         (22,092)
                                                                                 ---------       ---------
                  Net cash (used in) provided by operating activities             (595,490)         38,851
                                                                                 ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of fixed assets                                                       (48,089)             --
   Proceeds from sale of fixed assets                                                   --          48,002
                                                                                 ---------       ---------
                  Net cash (used in) provided by investing activities              (48,089)         48,002
                                                                                 ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments on line of credit, net                                              (125,000)             --
   Proceeds from issuance of notes payable                                         640,857              --
   Repayment of notes payable                                                           --         (93,853)
   Advances from stockholders, net                                                   1,000           7,000
                                                                                 ---------       ---------
                  Net cash provided by (used in) financing activities              516,857         (86,853)
                                                                                 ---------       ---------
                  Net decrease in cash                                            (126,722)             --

CASH AND CASH EQUIVALENTS, beginning of year                                       126,722              --
                                                                                 ---------       ---------
CASH AND CASH EQUIVALENTS, end of year                                           $      --       $      --
                                                                                 =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Accretion of Series B and C preferred stock                                   $   6,999       $   2,333
                                                                                 =========       =========
   Interest paid                                                                 $   4,388       $  56,637
                                                                                 =========       =========


         The accompanying notes are an integral part of this statement.

WORKWISE SOFTWARE, INC.


Notes to Adjusted Financial Statements
September 30, 2000 (Unaudited)




1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

WorkWise Software, Inc. (the Predecessor) was incorporated on October 5, 1992. WorkWise Software, Inc. (Successor) was formed in June 2000. The Predecessor and Successor are engaged in the development of software which streamlines key business activities for greater efficiency in the workplace. Collectively, the Predecessor and Successor are referred to as the Company, utilizing the basis of presentation discussed below.

UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying adjusted interim financial statements of the Company as of and for the nine-month periods ended September 30, 2000 and 1999 are unaudited. In the opinion of management, these interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the financial information set forth therein, utilizing the basis of presentation discussed below. Results of operations for the nine-month periods ended September 30, 2000 and 1999 are not necessarily indicative of future financial results.

BASIS OF PRESENTATION

Substantially all of the assets of Predecessor were acquired by Oralis.com, Inc. (Oralis) in May 2000 (the Acquisition). The accompanying unaudited interim adjusted financial statements as of and for the nine-month period ended September 30, 2000 include the operations of the Predecessor as a separate legal entity through the date of the Acquisition, as well as the operations of the Successor as a separate legal entity, operating as a division of Oralis subsequent to that date. Certain expense amounts were allocated to the Company by Oralis during the period subsequent to the Acquisition. These allocated expenses totaled $39,600. No amounts related to the Acquisition by Oralis have been reflected in the accompanying balance sheet or adjusted statement of operations as the assets acquired and liabilities assumed by Oralis were carried over at a historical cost basis. At the date of the Acquisition, the Company restated the balances of accumulated depreciation and accumulated deficit to a zero balance.

In connection with the Acquisition, certain liabilities were not assumed by Oralis. These consisted primarily of liabilities to WorkWise investors. These excluded liabilities are not reflected in the accompanying unaudited interim balance sheet as of September 30, 2000.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash on hand and deposits in bank. The Company considers all highly liquid debt investments with a maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization of property and equipment is provided using the straight-line method over their estimated useful lives ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or the lease term. Additions and improvements that increase the value or extend the life of an asset are capitalized. Maintenance and repairs necessary to maintain equipment in operating condition are expensed as incurred. Disposals are removed at cost less accumulated depreciation and any gain or loss from disposition is reflected in the statement of operations.

RESEARCH AND DEVELOPMENT

Costs related to research, design and development of computer software are charged to product development expense as incurred. Technological feasibility is not generally established until substantially all development is complete. The capitalizable costs of internally developed software to date have not been material.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with Statement of Position 97-2, "Software Revenue Recognition," issued by the American Institute of Certified Public Accountants. Revenue from the license of software to end users, distributors and resellers is generally recognized when the related products are shipped, provided that there are no remaining significant vendor obligations and collection of the remaining receivable is deemed probable.

Revenues from consulting are recognized as service are performed. Revenues from maintenance contracts are recognized ratably over the terms of the agreement. Revenues from royalties are recognized as earned.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain financial statement instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable, recorded amounts approximate fair value.

INCOME TAXES

The Company follows the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.     PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2000:

Computer hardware                                    $ 25,148
Computer software                                       6,218
Furniture and fixtures                                  5,459
Leasehold improvements                                  1,485
                                                     --------
                                                       38,310

Less- accumulated depreciation and amortization        (2,947)
                                                     --------
                                                     $ 35,363
                                                     ========

Depreciation expense for the nine months ended September 30, 2000 and 1999 was $8,412 and $41,023.

3.      SUBSEQUENT EVENTS

In December 2000, Oralis sold all outstanding shares of the Company's equity securities to Timeline, Inc. Purchase consideration consisted of 250,000 shares of Timeline Common Stock.

                                 TIMELINE, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

The unaudited pro forma combined statement of operations for the year ended March 31, 2000 gives effect to the acquisitions of Analyst Financials Limited
(AFL) and WorkWise Software Inc. (WSI) as if these transactions had occurred on April 1, 1999.

AFL has a fiscal year-end of June 30. Accordingly, the AFL amounts included in this unaudited pro forma combined financial information are for the year ended June 30, 2000. WSI has a fiscal year-end of December 31. Accordingly, the WSI amounts are for the year ended December 31, 1999. The amounts for Timeline, Inc. are for the year ended March 31, 2000.

The pro forma combined statement of operations is presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by Timeline, Inc., for the fair value of the assets acquired and liabilities assumed.

TIMELINE, INC.

Unaudited Pro Forma Combined Statement of Operations


                                                                   Analyst           WorkWise
                                                 Timeline,       Financials,         Software        Pro Forma         Combined
                                                   Inc.             Ltd.               Inc          Adjustments          Total
                                               ------------     ------------       ------------    ------------      ------------
                                                Year Ended       Year Ended          Year Ended
                                                 March 31,        June 30,          December 31,
                                                   2000             2000               1999
                                               ------------     ------------       ------------
REVENUES                                       $  7,945,919     $  3,329,624       $    819,531    $   (213,693)(b)  $ 11,881,381

COST OF REVENUES                                 (1,156,204)        (572,134)                --         227,861(b)     (1,500,477)
                                               ------------     ------------       ------------    ------------      ------------
         Gross profit                             6,789,715        2,757,490            819,531          14,168        10,380,904
                                               ------------     ------------       ------------    ------------      ------------
OPERATING EXPENSES:                               4,326,183        2,491,145          1,964,540         537,848(a)      9,319,716

  Income (loss) from operations                   2,463,532          266,345         (1,145,009)       (523,680)        1,061,188

OTHER INCOME (EXPENSE):                             503,553          (42,766)           (20,984)             --           439,803
                                               ------------     ------------       ------------    ------------      ------------
  Income (loss) before taxes                      2,967,085          223,579         (1,165,993)       (523,680)        1,500,991

  Income tax provision                              (55,507)              --                 --              --           (55,507)
                                               ------------     ------------       ------------    ------------      ------------
  Net income (loss)                            $  2,911,578     $    223,579       $ (1,165,993)   $   (523,680)     $  1,445,484
                                               ============     ============       ============    ============      ============
BASIC NET INCOME (LOSS) PER COMMON AND
   COMMON EQUIVALENT SHARE                     $       0.89                                                          $    0.38(c)
                                               ============                                                          ============
DILUTED NET INCOME (LOSS) PER COMMON AND
   COMMON EQUIVALENT SHARES                    $       0.83                                                          $    0.35(c)
                                               ============                                                          ============
SHARES USED IN CALCULATION OF BASIC EARNINGS
   PER SHARE                                      3,274,673                                                          3,828,487(c)
                                               ============                                                          ============
SHARES USED IN CALCULATION OF DILUTED
   EARNINGS PER SHARE                             3,524,273                                                          4,078,087(c)
                                               ============                                                          ============


         See notes to unaudited pro forma combined financial statements

TIMELINE, INC.


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



1.     BASIS OF PRESENTATION

The unaudited pro forma combined statement of operations for the year ended March 31, 2000 gives effect to the acquisitions of Analyst Financials Limited
(AFL) and WorkWise Software Inc. (WSI) as if these transactions had occurred on April 1, 2000.

The AFL amounts included in this unaudited pro forma combined financial information are for the three months ended June 30, 2000. The WSI amounts are for the period from April 1, 2000 to December 4, 2000. The amounts for Timeline, Inc. are for the nine months ended December 31, 2000.

The pro forma combined statement of operations is presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by Timeline, Inc., for the fair value of the assets acquired and liabilities assumed.

2.     CONVERSION OF AFL'S HISTORICAL FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements are presented in U.S. Dollars(USD) and in accordance with U.S. GAAP. Thus AFL's statement of operations was converted from Great Britain Pounds (GBP) to USD using an average exchange rate of $1.592 USD per GBP.

3.     PRO FORMA ADJUSTMENTS

(a) To record amortization of intangible assets based on the excess purchase price. Amortization is based on the actual purchase price allocation and is computed for a one-year period. Intangible assets are assumed to have a three year life.

(b) To eliminate royalty revenues recognized by Timeline of $213,693 for the year ended March 31, 2000 and paid by AFL of $227,861 during the year ended June 30, 2000 related to sales of Timeline software products. As the pro forma statement of operations is presented as if the acquisition had occurred at the beginning of this period, these revenues and the related cost of sales have been eliminated.

(c) Pro forma basic and diluted loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period assuming that shares issued for the acquisition of AFL and WSI were outstanding for the entire period.

These pro forma adjustments and purchase allocations are preliminary.

                                 TIMELINE, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

The unaudited pro forma combined statement of operations for the nine months ended December 31, 2000 gives effect to the acquisitions of Analyst Financials Limited (AFL) and WorkWise Software Inc. (WSI) as if these transactions had occurred on April 1, 2000.

The AFL amounts included in this unaudited pro forma combined financial information are for the three months ended June 30, 2000. The WSI amounts are for the period from April 1, 2000 to December 4, 2000. The amounts for Timeline, Inc. are as of and for the nine months ended December 31, 2000.

The pro forma combined statement of operations is presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by Timeline, Inc., for the fair value of the assets acquired and liabilities assumed.

TIMELINE, INC.

Unaudited Pro Forma Combined Statement of Operations


                                                          Analyst        WorkWise
                                           Timeline,     Financials,     Software      Pro Forma         Combined
                                             Inc.           Ltd.           Inc.       Adjustments          Total
                                         -----------    -----------    -----------    -----------       -----------
                                                                       Period From
                                          Nine Months   Three Months  April 1, 2000
                                             Ended          Ended          to
                                         December 31,     June 30,     December 4,
                                             2000           2000          2000
                                         -----------    -----------    ------------
REVENUES                                 $ 4,237,241    $   508,878    $   409,569    $   (30,608)(a)   $ 5,125,080

COST OF REVENUES                            (887,995)      (387,050)            --         30,608        (1,244,437)
                                         -----------    -----------    -----------    -----------       -----------
                  Gross profit             3,349,246        121,828        409,569             --         3,880,643

OPERATING EXPENSES:                        4,381,808        324,688        956,498        200,613(b)      5,863,607
                                         -----------    -----------    -----------    -----------       -----------
                  Loss from operations    (1,032,562)      (202,860)      (546,929)      (200,613)       (1,982,964)

OTHER INCOME (EXPENSE):                      394,360        (10,684)        20,569             --           404,245
                                         -----------    -----------    -----------    -----------       -----------
                  Net loss               $  (638,202)   $  (213,544)   $  (526,360)   $  (200,613)      $(1,578,719)
                                         ===========    ===========    ===========    ===========       ===========


         See notes to unaudited pro forma combined financial statements

TIMELINE, INC.


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



1.     BASIS OF PRESENTATION

The unaudited pro forma combined statement of operations for the nine months ended December 31, 2000 gives effect to the acquisitions of AFL and WSI as if these transactions had occurred on April 1, 2000.

The AFL amounts included in this unaudited pro forma combined financial information are for the three months ended June 30, 2000. The WSI amounts are for the period from April 1, 2000 to December 4, 2000. The amounts for Timeline, Inc. are for the nine months ended December 31, 2000.

The pro forma combined statement of operations is presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by Timeline, Inc., for the fair value of the assets acquired and liabilities assumed.

2.     CONVERSION OF AFL'S HISTORICAL FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements are presented in U.S. Dollars(USD) and in accordance with U.S. GAAP. Thus AFL's statement of operations was converted from Great Britain Pounds (GBP) to USD using an average exchange rate of $1.592 USD per GBP.

3.     PRO FORMA ADJUSTMENTS

(a) To eliminate royalty revenues recognized by Timeline and paid by AFL of $30,608 during the three months ended June 30, 2000 related to sales of Timeline software products. As the pro forma statement of operations is presented as if the acquisition had occurred at the beginning of this period, these revenues and the related cost of sales have been eliminated.

(b) To record amortization of intangible assets based on the excess purchase price. Amortization is based on the actual purchase price allocation and is computed for a one-year period. Intangible assets are assumed to have a three year life.

These pro forma adjustments and purchase allocations are preliminary.